Exhibit 10.29
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
WELLA COMPANY 2026 OMNIBUS INCENTIVE PLAN
[Form of Employee RSU Agreement]
The Wella Company, a Delaware corporation (the “Company”), pursuant to its 2026 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement including any provisions for the Participant’s country set forth in Exhibit A to the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:
Provided the Participant has not undergone a Termination prior to the applicable Vesting Date, one-third (1/3) of the Restricted Stock Units shall vest on each of the first three anniversaries of the Date of Grant (each such date, a “Vesting Date”); provided, that any fractional Restricted Stock Units resulting from the application of the foregoing vesting schedule shall be aggregated and the Restricted Stock Units resulting from such aggregation shall vest on the final Vesting Date.

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BY ELECTRONICALLY ACCEPTING THE AWARD IN ACCORDANCE WITH PROCEDURES ESTABLISHED BY THE COMPANY OR ITS THIRD-PARTY ADMINISTRATOR, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
WELLA COMPANY 2026 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and The Wella Company 2026 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Company and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one (1) share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3.Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable following the applicable vesting date (and, in any event, not later than two and one-half (2.5) months following the end of the calendar year in which the applicable vesting date occurs), one (1) share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Restricted Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination described below, the following shall apply:
(a)Death. In the event of the Participant’s Termination due to death, all Restricted Stock Units that are unvested as of the date of such Termination shall immediately vest in full.
(b)Disability. During any period in which the Participant is unable to perform duties due to Disability but has not yet undergone a Termination, the Restricted Stock Units shall continue to vest in accordance with the Vesting Schedule. In the event of the Participant’s Termination as a result of Disability, all Restricted Stock Units that are unvested as of the date of such Termination shall immediately vest in full.
(c)Qualifying Retirement. In the event of the Participant’s Termination that constitutes a Qualifying Retirement, the Restricted Stock Units shall remain outstanding and continue to vest in accordance with the Vesting Schedule as if the Participant’s employment or service had continued through each applicable vesting date.
(d)Change in Control. In the event of a Change in Control in which the surviving, continuing, successor or purchasing entity (or a parent thereof) (the “Acquiror”) does not assume, continue or substitute for the outstanding Restricted Stock Units, all Restricted Stock Units that are unvested as of immediately prior to the consummation of such Change in Control shall immediately vest in full. In the event of a Change in Control in which the Acquiror assumes, continues, or substitutes for the outstanding Restricted Stock Units, and the Participant thereafter experiences, during the twenty-four (24)-month period following such Change in Control, a Termination by the Service Recipient without Cause or a Termination by the Participant for Good Reason (as defined below), all Restricted Stock Units (or any substitute awards) that are unvested as of the date of such Termination shall immediately vest in full. For purposes of this Section 4(d), “Good Reason” shall mean, without the Participant’s consent, (i) any reduction in the Participant’s base salary and/or target bonus opportunity, other than a reduction that is uniformly applied to similarly situated employees of not more than ten percent (10%); (ii) the relocation of the Participant’s principal place of employment or service to a location that is more than fifty (50) miles from the Participant’s principal place of employment or service immediately prior to the Change in Control; or (iii) the occurrence of any event that constitutes “good reason” (or words of like import) as set forth in a written employment agreement or offer letter between a member of the Company Group and the Participant in effect on the date of the Participant’s Termination. In order for an event to qualify as Good Reason, the Participant must first provide the Company (or its successor) with written notice of the act(s) or omission(s) constituting the grounds for Good Reason within thirty (30) calendar days of the initial existence of the grounds for Good Reason, and the Company (or its successor) shall have a reasonable cure period of thirty (30) calendar days following the date of such written notice, and such grounds must not have been cured during such time, and the Participant must terminate employment or service within thirty (30) calendar days following the end of such cure period.

5.Company; Participant.
(a)The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 12(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 12(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.Rights as Stockholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 12(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 12(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Stock Units, regardless of any action the Company, the Service Recipient or any other member of the Company Group takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Units.
9.Notice. Every notice and/or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices and/or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices and/or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the

Company’s records. Notwithstanding the above, all notices and/or communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11.Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.
12.Waiver and Amendments. Except as otherwise set forth in Section 11 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed or electronically accepted by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity (as defined in Section 2(p) of the Plan), then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Restricted Stock Units or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company within thirty (30) days following written notice from the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.
14.Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
15.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and/or provisions of the

Plan and the terms and/or provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
16.Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
17.Exhibit for Non-U.S. Participants. If the Participant is residing and/or working outside of the United States, the Restricted Stock Units shall be subject to any additional provisions set forth in Exhibit A to this Restricted Stock Unit Agreement. If the Participant becomes based outside the United States while holding any Restricted Stock Units, the additional provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the additional provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Restricted Stock Unit Agreement.
18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign or electronically accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Electronic Delivery and Acceptance. The Company will deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or its third-party administrator.
20.Entire Agreement. This Restricted Stock Unit Agreement, including any provisions for the Participant’s country set forth in Exhibit A, the Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter. In the event that any provision in this Restricted Stock Unit Agreement, the Grant Notice or the Plan shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Restricted Stock Unit Agreement.
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EXHIBIT A
TO THE RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
WELLA COMPANY
2026 OMNIBUS INCENTIVE PLAN
Capitalized terms used but not otherwise defined herein will have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement. For the avoidance of doubt, all provisions of the Restricted Stock Unit Agreement and the Restricted Stock Unit Grant Notice apply to non-U.S. Participants except to the extent supplemented or modified by this Exhibit A.
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